EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended January 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 27, 2021

Schedule A

Eaton Vance Mutual Funds Trust

Fund Name (collectively, the “Funds”)

Report Date

March 19, 2021	Eaton Vance Emerging Markets Debt Fund
March 19, 2021	Parametric Emerging Markets Fund
March 19, 2021	Parametric International Equity Fund
March 19, 2021	Parametric Volatility Risk Premium – Defensive Fund